Exhibit (a)(1)(XX)

Icahn Enterprises Announces Extension and Amendment of Southwest Gas Tender Offer

Sunny Isles Beach, Florida – May 9, 2022 – IEP Utility Holdings LLC, an affiliate of Icahn Enterprises L.P. (the “Offeror”), announced that it has extended the expiration date of its tender offer (the “Offer”) to purchase shares of the common stock, par value $1.00 per share (the “Common Stock”), of Southwest Gas Holdings, Inc., a Delaware corporation (the “Company” or “Southwest Gas”), including the associated rights issued pursuant to the Rights Agreement, dated October 10, 2021 (as it may be amended from time to time, the “Rights Agreement”), between the Company and Equiniti Trust Company, as rights agent, that are issued and outstanding (the “Rights” and, together with the Common Stock, the “Shares”), for $82.50 per Share in cash, without interest, less any applicable withholding taxes (the “Offer Price”), until 12:00 midnight, New York City time, on Friday, May 20, 2022, unless further extended or earlier terminated in the event that a condition to the Offer becomes incapable of being satisfied.

As previously announced, on May 6, 2022, the Offeror and its affiliates entered into a cooperation agreement with Southwest Gas regarding the proxy solicitation conducted by affiliates of the Offeror and the Offer. Among other things, the cooperation agreement provides that Southwest Gas will amend the Rights Agreement so that the Offeror may acquire up to 24.9% of the Shares. As a result of the amendment to the Rights Agreement, the poison pill will not be triggered upon the closing of the Offer. Pursuant to the terms of the cooperation agreement, the Offeror announced today that it is amending the Offer to reflect that the Offeror is now seeking to purchase an aggregate number of Shares such that the Offeror and its affiliates will own up to 24.9% of the issued and outstanding Shares upon closing of the Offer (including the 2,898,676 Shares and 1,840,000 cash settled swaps currently held by affiliates of the Offeror), at a price of $82.50 per Share, net to the tendering stockholder in cash, without interest, less any applicable withholding taxes, in the Offer. In the event that the Shares tendered into the Offer exceed this amount, the Shares will be subject to “odd lot” and proration priority provisions.

The Offeror also announced that it is irrevocably waiving all conditions to the Offer that have not otherwise been satisfied, so that there are no conditions to the Offer that have not been satisfied or waived.

A Supplement to the Offer to Purchase and certain other related documents are being mailed today to the stockholders of Southwest Gas.

Complete terms and conditions of the tender offer can be found in the Offer to Purchase, the Revised Letter of Transmittal, the Revised Notice of Guaranteed Delivery, the Supplement to the Offer to Purchase, dated December 7, 2021, the Supplement to the Offer to Purchase, dated May 9, 2022, and certain other materials contained in the Offeror’s tender offer statement on Schedule TO originally filed with the U.S. Securities and Exchange Commission (“SEC”) on October 27, 2021, as amended and as may be further amended from time to time and are available at www.sec.gov.

Continental Stock Transfer & Trust Company, the depositary for the tender offer, has advised the Offeror that, as of 5:00 p.m., New York City time, on May 6, 2022, the last business day prior to the announcement of the extension of the Offer, a total of approximately 4,850,754 Shares had been validly tendered and not properly withdrawn, representing approximately 7.3% of the outstanding Shares (based on 66,849,225 Shares outstanding as of March 31, 2022). Of the Shares tendered, 529,928 Shares were tendered pursuant to guaranteed delivery procedures.

Stockholders who have previously validly tendered and not withdrawn their Shares do not need to re-tender their Shares or take any other action in response to this extension. However, if you are an odd lot holder and want to avoid possible proration, you must tender all of your odd lot Shares and so indicate on the Revised Letter of Transmittal.

Copies of the Offer to Purchase, the Revised Letter of Transmittal, the Supplement to the Offer, and other materials related to the tender offer may be obtained for free from the information agent, Harkins Kovler, LLC, at (800) 326-5997 (U.S. banks and brokerage firms, please call (212) 468-5380). The depositary for the tender offer is Continental Stock Transfer & Trust Company.

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Additional Information and Where to Find It;

Participants in the Solicitation and Notice to Investors

THIS COMMUNICATION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT A RECOMMENDATION, AN OFFER TO PURCHASE OR A SOLICITATION OF AN OFFER TO SELL SHARES. IEP UTILITY HOLDINGS LLC, AN AFFILIATE OF ICAHN ENTERPRISES, FILED A TENDER OFFER STATEMENT AND RELATED EXHIBITS WITH THE SEC ON OCTOBER 27, 2021. SOUTHWEST GAS FILED A SOLICITATION/ RECOMMENDATION STATEMENT WITH RESPECT TO THE TENDER OFFER WITH THE SEC ON NOVEMBER 9, 2021. STOCKHOLDERS OF SOUTHWEST GAS ARE STRONGLY ADVISED TO READ THE TENDER OFFER STATEMENT (INCLUDING THE RELATED EXHIBITS) AND THE SOLICITATION/RECOMMENDATION STATEMENT, AS THEY MAY BE AMENDED FROM TIME TO TIME, BECAUSE THEY CONTAIN IMPORTANT INFORMATION THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES. THE TENDER OFFER STATEMENT (INCLUDING THE RELATED EXHIBITS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ARE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV. THE TENDER OFFER STATEMENT AND OTHER DOCUMENTS THAT ARE FILED BY IEP UTLITY HOLDINGS LLC WITH THE SEC WILL BE MADE AVAILABLE TO ALL STOCKHOLDERS OF SOUTHWEST GAS FREE OF CHARGE UPON REQUEST TO THE INFORMATION AGENT FOR THE TENDER OFFER. THE INFORMATION AGENT FOR THE TENDER OFFER IS HARKINS KOVLER, LLC, 3 COLUMBUS CIRCLE, 15TH FLOOR, NEW YORK, NY 10019, TOLL-FREE TELEPHONE: +1 (800) 326-5997, EMAIL: SWX@HARKINSKOVLER.COM.

Other Important Disclosure Information

SPECIAL NOTE REGARDING THIS PRESS RELEASE

THIS PRESS RELEASE CONTAINS OUR CURRENT VIEWS ON THE VALUE OF SOUTHWEST GAS SECURITIES AND CERTAIN ACTIONS THAT SOUTHWEST GAS’ BOARD MAY TAKE TO ENHANCE THE VALUE OF ITS SECURITIES. OUR VIEWS ARE BASED ON OUR OWN ANALYSIS OF PUBLICLY AVAILABLE INFORMATION AND ASSUMPTIONS WE BELIEVE TO BE REASONABLE. THERE CAN BE NO ASSURANCE THAT THE INFORMATION WE CONSIDERED AND ANALYZED IS ACCURATE OR COMPLETE. SIMILARLY, THERE CAN BE NO ASSURANCE THAT OUR ASSUMPTIONS ARE CORRECT. SOUTHWEST GAS’ PERFORMANCE AND RESULTS MAY DIFFER MATERIALLY FROM OUR ASSUMPTIONS AND ANALYSIS.

WE HAVE NOT SOUGHT, NOR HAVE WE RECEIVED, PERMISSION FROM ANY THIRD-PARTY TO INCLUDE THEIR INFORMATION IN THIS PRESS RELEASE. ANY SUCH INFORMATION SHOULD NOT BE VIEWED AS INDICATING THE SUPPORT OF SUCH THIRD PARTY FOR THE VIEWS EXPRESSED HEREIN.

OUR VIEWS AND OUR HOLDINGS COULD CHANGE AT ANY TIME. WE MAY SELL ANY OR ALL OF OUR HOLDINGS OR INCREASE OUR HOLDINGS BY PURCHASING ADDITIONAL SECURITIES. WE MAY TAKE ANY OF THESE OR OTHER ACTIONS REGARDING SOUTHWEST GAS WITHOUT UPDATING THIS PRESS RELEASE OR PROVIDING ANY NOTICE WHATSOEVER OF ANY SUCH CHANGES (EXCEPT AS OTHERWISE REQUIRED BY LAW).

FORWARD-LOOKING STATEMENTS:

Certain statements contained in this press release are forward-looking statements including, but not limited to, statements that are predications of or indicate future events, trends, plans or objectives. Undue reliance should not be placed on such statements because, by their nature, they are subject to known and unknown risks and uncertainties. Forward-looking statements are not guarantees of future performance or activities and are subject to many risks and uncertainties. Due to such risks and uncertainties, actual events or results or actual performance may differ materially from those reflected or contemplated in such forward-looking statements. Forward-looking statements can be identified by the use of the future tense or other forward-looking words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “should,” “may,” “will,” “objective,” “projection,” “forecast,” “management believes,” “continue,” “strategy,” “position” or the negative of those terms or other variations of them or by comparable terminology.

Important factors that could cause actual results to differ materially from the expectations set forth in this press release include, among other things, the factors identified in Southwest Gas’ public filings. Such forward-looking statements should therefore be construed in light of such factors, and we are under no obligation, and expressly disclaim any intention or obligation, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

Information Agent

Harkins Kovler, LLC

Peter Harkins / Jordan Kovler

(212) 468-5390 / (212) 468-5384

pharkins@harkinskovler.com / jkovler@harkinskovler.com